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                                                                    EXHIBIT 4.17

                         BENEFICIAL OWNER ELECTION FORM

     I (we) acknowledge receipt of your letter and the enclosed materials relating to the grant of transferable rights to purchase shares of common stock, par value $0.01 per share, of NTL Incorporated (the "Company").

     I (we) hereby instruct you as follows.

     (CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

     [ ] Please exercise my (our) rights for shares of common stock as set forth below:

         A.   BASIC SUBSCRIPTION PRIVILEGE              --------- shares      X   $[ ---------------]    =   $------------
                                                        (number of shares)
         B.   OVER-SUBSCRIPTION PRIVILEGE               --------- shares      X   $[ ---------------]    =   $------------
                                                        (number of shares)
         C.   TOTAL PURCHASE PRICE PAYMENT REQUIRED (ADD A AND B ABOVE)                                  =   $------------

       I am (we are) making the total purchase price payment required in the following manner:

       [ ]  Payment in the following amount is enclosed: $________; or

       [ ] Please deduct payment of $________ from the following account maintained by you as follows:

            (The total of the above two boxes must equal the total purchase price specified on line "C" above.)

         ------------------------------          ------------------------------
         Type of Account                           Account No.

     I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

       - acknowledge that I (we) received and read the prospectus relating to my
         (our) rights and that the terms and conditions of the rights as set forth in the prospectus have been incorporated by reference into this form;
       - irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus;
       - represent and warrant that I am a (we are) resident(s) of the United States or am (are) otherwise entitled to exercise, or direct the exercise of, my (our) rights as a non-U.S. holder falling within the permitted categories of persons described in the prospectus; and
       - agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

[ ]   Please sell  ____________ of my (our) rights.
                  (number of rights)
[ ]   Please do not exercise my (our) rights for shares of common stock.

Name of beneficial owner(s):
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Signature of beneficial owner(s):
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If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:
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Capacity:
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Address (including Zip Code):
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Telephone Number:
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